SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 5, 2005

                                   BICO, INC.
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             (Exact name of Registrant as specified in its charter)

                                  Pennsylvania
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                 (State or other jurisdiction of incorporation)

        Pennsylvania                  0-10822                    25-1229323
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(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
     of incorporation)                                       Identification No.)
                                   One Wakonda
                         Dove Canyon, California, 92679
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               (Address of principal executive offices) (Zip Code)

                                 (949) 509-9858
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               Registrant's telephone number, including area code

                             2275 Swallow Hill Road
                                   Bldg. 2500
                            Pittsburgh, Pennsylvania
                                      15220
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         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01         Other Events.

On January 5, 2005, BICO, Inc. announced that it had received written confirmation that the model E3 Video WebPhone had been approved for distribution in the United States by the U.S. Federal Communication Commission ("FCC") and Underwriters Laboratories ("UL"). The model E3 Video WebPhone is the Company's initial product offering which integrates voice and data applications including access to email, the Internet and video conferencing over a standard telephone line. In addition, the E3 is equipped with a USB port that allows users to connect the E3 with other devices including a digital camera and a printer. Management believes that the E3 will also provide a platform for advertisers to target their promotions to specific market segments and gives the user means of response and transaction fulfillment.

Pursuant to the exclusive distribution agreement between the Company and Amstrad, the manufacturer of the E3 Video WebPhone, the Company has an exclusive right to distribute the E3 Video WebPhone in Canada and the United States. In order to maintain the exclusivity agreement the Company must comply with certain conditions, among these conditions is the requirement that within 30 days of receiving evidence of FCC and UL approvals of the North American version of the E3, the Company must procure the issuance to Amstrad of an irrevocable letter of credit in the amount of $3 million US dollars to support its initial order of Video WebPhones. This letter of credit is due no later than January 24, 2005 or the exclusivity agreement with Amstrad shall lapse. Management is currently negotiating a credit line in order to fund the required letter of credit prior to the expiration of the thirty day period.

Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits.

99.1     Press release of BICO dated January 5, 2005.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BICO, INC.
                                            (Registrant)


Date:  January 5, 2005                      By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                                      Richard M. Greenwood
                                                      Chief Executive Officer
                                                      and President